EXHIBIT 10.10


               FIRST BANK OF FLORIDA EMPLOYEE STOCK OWNERSHIP PLAN

                                 AMENDMENT NO. 5

1. Section 16 - Effective as of May 21, 1998, Section 16.5 of the Plan shall be deleted in its entirety, and the following substituted therefor:

     "Notwithstanding any other provision of the Plan, Section 16 of the Plan may not be amended after the earliest date after November 18, 1997 on which a Change of Control or Pending Change of Control occurs, except (i) to the extent any amendment is required by the Internal Revenue Service as a condition to the continued treatment of the Plan as a tax-qualified plan under section 401(a) of the Code or (ii) to the extent that the Company, in its sole discretion, determines that any such amendment is necessary in order to permit any transaction to which the Company, and/or its parent or other affiliate, is or proposes to be a party to qualify for "pooling of interests" accounting treatment."

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